UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 12, 2011

Cumberland Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	001-33637	62-1765329
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2525 West End Avenue, Suite 950, Nashville, Tennessee		37203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(615) 255-0068

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Please see Item 5.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2011, Cumberland Pharmaceuticals Inc. (the "Company") announced that Rick S. Greene, who has been serving in an interim role has been appointed as Vice President, Accounting & Finance and Chief Financial Officer effective Tuesday, October 18, 2011. Mr. Greene also assumes the role of Principal Financial Officer and Principal Accounting Officer of the Company previously held by Mr. A.J. Kazimi, who continues to serve as the Company’s Principal Executive Officer. A copy of the press release, dated October 12, 2011, is furnished herewith as Exhibit 99.1.

Under the terms of Mr. Greene’s employment agreement with the Company, he will serve as the Vice President, Accounting & Finance and Chief Financial Officer. His annual base salary is $220,000 and he is eligible for a discretionary bonus of up to $55,000 per annum. He also received a restricted stock grant of 30,000 shares of the Company’s common stock pursuant to the Company’s incentive compensation plan. Mr. Greene will also be eligible for other Company benefits available to other employees. Mr. Greene’s employment agreement is attached hereto as Exhibit 10.1, and the foregoing summary is qualified in its entirety by such agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.27 Employment Agreement dated October 11, 2011, effective as of October 18, 2011, by and between Rick S. Greene and Cumberland Pharmaceuticals Inc.

Exhibit 99.1 Cumberland Pharmaceuticals Inc. Press Release, dated October 12, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cumberland Pharmaceuticals Inc.

October 17, 2011	By:	A.J. Kazimi

Name: A.J. Kazimi
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.27	Employment Agreement dated October 11, 2011, effective as of October 18, 2011, by and between Rick S. Greene and Cumberland Pharmaceuticals Inc
99.1	Cumberland Pharmaceuticals Inc. Press Release, dated October 12, 2011